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                                                                   EXHIBIT 10.20

                               FIRST AMENDMENT TO
                               TRUST AGREEMENT FOR
                     THE FREDERICK J. ROWAN RETIREMENT TRUST

     This Amendment ("Amendment") is made this 30 day of October, 1996, by The William Carter Company, a Massachusetts corporation (the "Company"), with the approval of Frederick J. Rowan, II (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company and Wachovia Bank of Georgia, N.A. ("Trustee") entered into a Trust Agreement ("Agreement") as of August 1, 1994, for the purpose of funding benefits for Executive under the Amended and Restated Supplemental Executive Retirement Agreement dated as of November 1, 1993 ("SER Agreement"); and

     WHEREAS, in connection with the pending acquisition of the Company (and/or Carter Holdings Corp., a Massachusetts corporation ("Holdings")) pursuant to the Agreement and Plan of Merger dated as of September 18, 1996 by and between TWCC Acquisition Corporation and the Company ("Merger"), the Company desires to amend the Agreement to delete all provisions relating to a current or future Change of Control, and the Executive has consented to such amendment; and

     WHEREAS, pursuant to Section 9.1 of the Agreement, the Company may unilaterally amend the Agreement with the consent of the Executive, provided that such amendment does not adversely affect the Trustee without the Trustee's consent; and

     WHEREAS, this Amendment does not adversely affect the Trustee;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows, effective as of the day and year first written above.

     1. DEFINITIONS. Unless expressly defined in this Amendment, the capitalized terms used herein have the definitions attributed to them in the Agreement, and the definitions of these terms in the Agreement are incorporated herein by reference.

     2. NO CHANGE OF CONTROL. The acquisition of the Company (and/or Holdings) to be effected pursuant to the Merger will not trigger any additional rights, vesting, benefits, or funding under the Agreement (or the SER Agreement), notwithstanding any provision of the Agreement or the SER Agreement to the contrary.

     3. CHANGE OF CONTROL FUNDING AMOUNT. The definition of "Change of Control Funding Amount" in Section 1.1 of the Agreement is hereby deleted in its entirety.

     4. CONTRIBUTION UPON CHANGE OF CONTROL. Section 3.3 of the Agreement, entitled "Contribution Upon Change of Control," is hereby deleted in its entirety.

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     5.   DETERMINATION OF CONTRIBUTION. Section 3.5 of the Agreement is amended to delete all Change of Control references, and, as amended, shall read as follows:

          3.5 DETERMINATION OF CONTRIBUTION. The amount of any contribution to be made to the Trust under Section 3.2 shall be determined by an Independent Consultant, which shall be retained by the Company and shall report its determination in writing to the Company and Executive not later than fifteen
(15) days prior to the date by which the Annual Contribution is to be made, and which determination shall be final and binding upon the Company and the Executive. To the extent the Independent Consultant determines that at any time or for any period for which the Company would otherwise be required to make a contribution to the Trust, no contribution is required based on such actuarial determination, the Company shall not, subject to the terms below, be required to make a contribution to the Trust at such time or for such period. Not later than fifteen(15) days prior to the date by which the Annual Contribution is to be made, the Company shall cause the Independent Consultant to give the Trustee written notice setting forth the Independent Consultant's determination of the amount of the contribution required by Section 3.2 upon the date of the Annual Contribution.

     6. SECURITY FOR MANDATORY CONTRIBUTIONS. Section 3.6(a) of the Agreement is amended to delete the reference to "the Change of Control Funding Amount," and Section 3.6(b) of the Agreement is amended to delete all references to "a Change of Control." As amended, Sections 3.6(a) and (b) shall read as follows:

          3.6     SECURITY FOR MANDATORY CONTRIBUTIONS.

          (a) Beginning on the Effective Date and ending on the LC Expiry Date, the Company shall continuously maintain an irrevocable letter of credit in favor of the Trust (the "Letter of Credit") substantially in the form of EXHIBIT A attached hereto and initially drawable by the Trustee for an amount net less than an amount (the "Letter of Credit Amount") equal to the result of (i) the Full Funding Amount as of the date of issuance of such Letter of Credit PLUS
(ii) the aggregate amount of all contributions actually made by the Company to the Trust during the preceding twelve months MINUS (iii) the amount or fair value of the assets comprising the Trust Fund as of the date of issuance of such Letter of Credit. The Company shall cause an Independent Consultant to determine the Letter of Credit Amount with respect to any such Letter of Credit which Independent Consultant shall report its determination in writing to the Company and the Executive at least 30 days prior to the expiration of any existing Letter of Credit. In the event that the Independence Consultant fails to report its determination prior to such date, the then existing Letter of Credit shall continue to be renewed at the then existing Letter of Credit Amount until such time as such determination is made and a replacement Letter of Credit is issued.

          (b) The Company shall notify the Trustee promptly of the occurrence of an Insolvency Event. Upon receipt of written notice of an Insolvency Event from the Company prior to the LC Expiry Date, the Trustee shall promptly draw against the Letter of Credit the undrawn portion of the Letter of Credit Amount (or such lesser amount to which the Executive may consent, in writing) and apply such amount as provided in Article IV hereto.

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     7.   CONTINUED EFFECTIVENESS. Except as provided by this Amendment, the
Agreement continues in full force and effect.

          IN WITNESS WHEREOF, the Company has executed this Amendment and the Executive has consented thereto effective as of the day and year first written above.

                                               THE WILLIAM CARTER COMPANY



                                               By:  /s/ David A. Brown
                                                  ------------------------------
                                               Its:  Sr.V.P. - Secretary
                                                   -----------------------------



                                               AGREED AS TO FORM AND CONTENT:

                                               EXECUTIVE:

                                               /s/ Frederick J. Rowan
                                               ---------------------------------
                                               FREDERICK J. ROWAN, II

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